UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/28/2006

INTERNATIONAL FUEL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25367

NV	880357508
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7777 Bonhomme, Suite 1920, St. Louis, MO 63105
(Address of principal executive offices, including zip code)

314-727-3333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On April 28, 2006, International Fuel Technology, Inc. (the "Company") entered into an agreement (the "Agreement") with First Asia Fuel Corporation ("First Asia") pursuant to which the exclusive distribution agreement between the Company and First Asia was terminated. All distribution rights to China, The Philippines, Indonesia, Malaysia, Thailand, Singapore, South Korea, Hong Kong and Vietnam have been reacquired by the Company. In addition, two million options to purchase Company common stock granted to First Asia, and four million warrants to purchase Company common stock granted to a related party were canceled effective April 28, 2006. Pursuant to the Agreement, the Company agreed to purchase First Asia's inventory of Company products for $250,000. The inventory was sold previously to, and paid for by, First Asia for $500,000 in December 2005. Pursuant to the Agreement, all claims, disputes and other matters between the parties have been completely settled and full releases have been obtained.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FUEL TECHNOLOGY, INC.

Date: May 02, 2006	By:	/s/ Gary S. Hirstein
Gary S. Hirstein
Executive Vice President, CFO & Secretary